Exhibit 5.1

September 28, 2022

Catalent, Inc.

14 Schoolhouse Road

Somerset, New Jersey 08873

Ladies and Gentlemen:

We have acted as counsel to Catalent, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes two prospectuses, (i) a prospectus (the “Base Prospectus”) and a resale prospectus (the “Resale Prospectus”) covering the resale of 4,330,462 shares (the “Resale Shares”) of common Stock by certain selling stockholders identified therein. The Base Prospectus provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) and the Resale Prospectus will provide for the registration by the Company of:

•	shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”);

•	shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”);

•

debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.5 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”); and

•	the Resale Shares.

The Common Stock, the Preferred Stock and the Debt Securities are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon (a) the Registration Statement, including the Base Prospectus and the Resale Prospectus, (b) the Company’s certificate of incorporation and bylaws, each as currently in effect and in effect at the time of the authorization and issuance of the Resale Shares, and (c) such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

In rendering this opinion, we have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

September 28, 2022

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With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock will be authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or Preferred Stock or Debt Securities convertible into Common Stock) will be in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock will be authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Debt Securities convertible into Preferred Stock) will be in an amount that is not less than the par value of the Preferred Stock. We have also assumed that any Debt Securities offered under the Registration Statement, and the related Indenture will be executed in the form filed as exhibits to the Registration Statement or incorporated by reference therein. We have also assumed that (i) with respect to Securities issuable upon conversion of any convertible Preferred Stock, such convertible Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Securities issuable upon conversion of any convertible Debt Securities, such convertible Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

With regard to our opinion in paragraph 5 below, we have examined and relied upon (a) the Registration Statement and the Resale Prospectus, (b) the Company’s certificate of incorporation and bylaws, each as currently in effect and in effect at the time of the issuance of the Resale Shares, and (c) originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and, as to the Debt Securities constituting valid and legally binding obligations of the Company, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof, and we express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.

With respect to the Common Stock offered under the Registration Statement, provided that: (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company’s then operative certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates, if any, for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock, or convertible Debt Securities in accordance with their terms, will be validly issued, fully paid and nonassessable.

Cooley LLP  55 Hudson Yards  New York, NY  10001-2157

t: (212) 479-6000 f: (212) 479-6275 cooley.com

September 28, 2022

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2.

With respect to the Preferred Stock offered under the Registration Statement, provided that: (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the shares of Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates, if any, for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms will be validly issued, fully paid and nonassessable.

3.

With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Indenture in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended; (iv) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement will be valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

4.	The Resale Shares have been validly issued and are fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus and the Resale Prospectus.

Cooley LLP  55 Hudson Yards  New York, NY  10001-2157

t: (212) 479-6000 f: (212) 479-6275 cooley.com

September 28, 2022

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Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Sincerely,

Cooley LLP

By:	/s/ Richard Segal
Richard Segal

Cooley LLP  55 Hudson Yards  New York, NY  10001-2157

t: (212) 479-6000 f: (212) 479-6275 cooley.com